UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

HeartWare International, Inc. (ASX:HIN) announced today (February 20, 2009 Australian Eastern Standard Time), via an Australian Securities Exchange (“ASX”) announcement, that its application to list its common shares on the NASDAQ Global Market (NASDAQ) has been approved. Trading will commence at 10:00am Eastern Standard Time on February 24, 2009.

Following the listing on NASDAQ, HeartWare will maintain dual listings, with common shares trading on NASDAQ under the symbol HTWR and Chess Depository Interests (CDIs) continuing to trade on the Australian Securities Exchange (ASX) under the symbol HIN.

As previously advised, security holders are able to convert between NASDAQ listed common shares and ASX listed CDIs on the basis that each common share can be converted into 35 CDIs, and vice versa. Security holders wishing to convert their holdings from one form of security to the other can do so by contacting the company’s share register (Computershare).

Given the ability for holders to exchange between HTWR and HIN, it is expected that the trading prices of the two forms of security will broadly track one another. That is, it is expected that the trading price of HTWR securities on NASDAQ should be approximately 35 times the trading price of HIN securities on ASX after allowing for the USD/AUD exchange rate.

U.S. Market Makers

In order to establish a trading market in the United States following the NASDAQ listing, J.P. Morgan, Cannaccord Adams and Lazard Capital Management will serve as HeartWare’s initial market makers. Analyst coverage has already commenced, with Lazard Capital Management, Summer Street Research Partners and Pacific Growth Equities having initiated research in recent months.

Capital Structure

HeartWare currently has 8,866,702 shares of common stock on issue. These are represented by 309,092,210 CDIs (being a ratio of one share of common stock to 35 CDIs). Following the listing on NASDAQ, it is expected that a number of investors, particularly those based in the United States, will migrate their holdings from Australia to the United States by exchanging their CDIs for common stock.

Approximately 80% of HeartWare’s shares are held by investors located in the United States. The Company’s four largest shareholders, Apple Tree Partners, Mr. Muneer Satter, Fidelity Investments and Deephaven Capital Management, together account for approximately 60% of HeartWare’s issued capital. The remaining 20% of US-owned stock is held by a relatively small number of primarily specialist healthcare funds.

A copy of the complete ASX announcement is attached.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. ASX announcement, dated February 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: February 19, 2009	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit 99.1 HeartWare International, Inc. ASX announcement, dated February 20, 2009